Exhibit 10.17

STANDSTILL AND VOTING AGREEMENT

This STANDSTILL AND VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 31, 2017 (the “Effective Date”), by and among Legacy Reserves GP, LLC, a Delaware limited liability company (the “General Partner”), Legacy Reserves LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Legacy Entities”), and Fir Tree Capital Management LP, a Delaware limited partnership (f/k/a Fir Tree Inc.), (“ Fir Tree”), Fir Tree Value Master Fund, L.P., a Cayman Islands exempted limited partnership, Fir Tree Capital Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership, Fir Tree Capital Opportunity Master Fund III, L.P., a Cayman Islands exempted limited partnership, FT SOF IV Holdings, LLC, a Delaware limited liability company, FT SOF V Holdings, LLC, a Delaware limited liability company, FT SOF VII Holdings, LLC, a Delaware limited liability company, and Fir Tree E&P Holdings XI, LLC, a Delaware limited liability company (collectively, the “Fir Tree Funds” and individually, a “Fir Tree Fund”). The Legacy Entities, Fir Tree and the Fir Tree Funds are herein referred to as the “Parties.”

WHEREAS, the Parties believe that it is desirable to establish certain provisions with respect to the acquisition of Indebtedness (as defined below), Preferred Units or Units and actions related to the Subject Units (as defined below) that are held by the Fir Tree Funds; and

WHEREAS, the board of directors of the General Partner (the “Board”), on behalf of the General Partner in its individual capacity and in its capacity as the general partner of the Partnership, has approved this Agreement upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties hereby agree as follows:

1.	CERTAIN DEFINITIONS AND PRINCIPLES OF CONSTRUCTIONS AND INTERPRETATION. Each term defined in the Fifth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP, dated as of April 10, 2017 (the “Partnership Agreement”) and used herein, unless otherwise defined herein, has the meaning assigned to such term in the Partnership Agreement. The principles of construction and interpretation set forth in Section 1.2 of the Partnership Agreement shall apply to, and are hereby incorporated by reference into, this Agreement.

2.	STANDSTILL. During the period commencing on the Effective Date and ending on the date that is one year after the Effective Date (the “Standstill Period”), without the approval of at least a majority of the directors of the Board, each of the Fir Tree Funds agrees that none of it, Fir Tree, nor any of their respective parallel funds (but excluding, for the avoidance of doubt, any Portfolio Company (as defined below) or any Person filing periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act), shall, directly or indirectly:

a.	effect or seek, offer or propose to effect any acquisition (or proposal or option or agreement to acquire), of record or beneficially, by purchase or otherwise, of any of (i) (A) the 6.625% Senior Notes due 2021 issued pursuant to the Indenture, dated as of May 28, 2013, among Legacy Reserves LP, Legacy Reserves Finance Corporation, the guarantors named therein and Wilmington Trust, National Association, as trustee, (B) the 8% Senior Notes due 2020 issued pursuant to the Indenture, dated as of December 4, 2012, among Legacy Reserves LP, Legacy Reserves Finance Corporation, the guarantors named therein and Wilmington Trust, National Association, as trustee, (C) the Third Amended and Restated Credit Agreement, dated April 1, 2014, by and among Legacy Reserves LP, as borrower, Wells Fargo Bank, National Association, as administrative agent, Compass Bank, as syndication agent, UBS Securities LLC and U.S. Bank National Association, as co-documentation agents, and the lenders party thereto, as amended from time to time, or (D) the term loans issued pursuant to the Term Loan Credit Agreement, dated as of October 24, 2016, by and among Legacy Reserves LP, Cortland Capital Market Services LLC, as administrative agent and second lien collateral agent, and the lenders party thereto, as amended from time to time (collectively, “Indebtedness”), (ii) Preferred Units or (iii) Units or shares of any class of capital stock or other equity interest (or other security or interest) of any member of the Partnership Group that are entitled to vote generally in the election of members of the Board (“Voting Securities”), or rights or options to acquire interests in any Indebtedness, Preferred Units or Voting Securities (or any other Beneficial Ownership thereof), provided, however, that nothing in this Section 2.a. shall prohibit the entry into ordinary course swap or derivative transactions for the purposes of mitigating risk with respect to the Fir Tree Funds and not impacting any vote of its Voting Securities in breach of this Agreement; further, provided, however, that nothing set forth in this Section 2.a or elsewhere in this Agreement will prohibit Fir Tree or the Fir Tree Funds from acquiring Preferred Units or Voting Securities (including Units), with respect to the Fir Tree Funds Effective Date Interests (as defined below);

b.	seek to influence the actions of the Board, take any action hostile to the Board or take any action contrary to any proposal recommended by the Board; or

c.	publicly disclose any intention, plan, or arrangement inconsistent with this Section 2.

As used in this Agreement, “Portfolio Company” means any Person in which any of the Fir Tree Funds or any fund or account managed, advised or sub-advised by Fir Tree or any of its Affiliates holds any equity or debt securities.

As used in this Agreement, the “Fir Tree Funds Effective Date Interests” means direct or indirect interests in those Units or Preferred Units that one or more of the Fir Tree Funds hold as of the Effective Date in connection with one or more total return swaps with unaffiliated bank counterparties as set forth on Exhibit D.

3.	STANDSTILL FEE. In consideration of the obligations of the Fir Tree Funds under Section 2, Section 4 and Section 6 of this Agreement to the Partnership pursuant to this Agreement, the Partnership hereby agrees to pay to each of the Fir Tree Funds a standstill fee (the “Standstill Fee”) in an amount of cash and Units (the “Subject Units”) as set forth on Exhibit A. The Standstill Fee shall be fully earned, non-refundable, due and payable promptly following the Effective Date but in no event later than January 5, 2018. The Partnership shall make a wire transfer of immediately available funds to each of the Fir Tree Funds in the amount specified next to such Fir Tree Fund’s name in accordance with, and in the amounts specified in, the wire transfer instructions attached hereto as Exhibit B and shall deliver evidence of issuance of the Subject Units credited to book-entry accounts maintained by the transfer agent of the Partnership in the amount as indicated on Exhibit A. The Partnership will provide written evidence to the Fir Tree Funds that the Subject Units have been credited to an account in the name of the applicable Fir Tree Fund as indicated on Exhibit A by January 5, 2018. In connection with the payment of the Standstill Fee, the Company shall have requested and caused, Kirkland & Ellis LLP, counsel for the Company to have furnished to Fir Tree and the Fir Tree Funds their opinion, dated the date such Standstill Fee is paid and addressed to Fir Tree and the Fir Tree Funds, substantially in form and substance reasonably satisfactory to Fir Tree and the Fir Tree Funds.

4.	TRANSFER RESTRICTIONS

a.	During the period commencing on the Effective Date and ending on the date that is six months after the Effective Date (the “Lockup Period”), Fir Tree will not, and will cause its Affiliates not to, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of), any of the Subject Units, or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Subject Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise (collectively, “Transfer”), other than:

i.	to an Affiliate of Fir Tree including the Fir Tree Funds and special purpose vehicles of the Fir Tree Funds (other than any Portfolio Company);

ii.	with the approval of a majority of the directors of the Board; or

iii.	entering into or maintaining one or more swaps, derivative transactions, or other risk mitigation transactions (i.e., purchasing puts) so long as the Fir Tree Funds maintain their long position in the Subject Units during the Lockup Period.

b.	During the Lockup Period, Fir Tree will notify the Partnership in writing of its intent to engage in the Transfer of the Subject Units to any Person (other than to an Affiliate of Fir Tree including the Fir Tree Funds and special purpose vehicles of the Fir Tree Funds (other than any Portfolio Company)), and the number of Subject Units it intends to Transfer, not less than three Business Days before, and not more than 93 days before, engaging in such Transfer.

5.	EXCEPTIONS. Notwithstanding any other provision hereof, the Parties agree that the restrictions contained in this Agreement shall:

a.	other than as provided in Section 2, not prohibit Fir Tree from privately communicating with the Board or management of the Partnership or privately requesting or proposing a waiver, termination or amendment of the provisions of this Agreement;

b.	subject to the restrictions set forth in Sections 2, 4 and 6, not limit the ability of the Fir Tree Funds or their Affiliates to vote or transfer their Units or otherwise exercise rights under their Units;

c.	in no way prohibit, limit, impair or otherwise affect the ability of Fir Tree, the Fir Tree Funds or any of their respective Affiliates to vote, transfer or take any other action with respect to their Units (including any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Units) other than the Subject Units, and

d.	terminate and be of no further force and effect following the expiration of the Standstill Period and, solely with respect to the Lockup Period in Section 4, upon the occurrence of a Major Transaction (as defined below).

For the purposes of this Agreement, a “Major Transaction” shall have occurred upon the effectiveness of a transaction involving all or a controlling portion of the Legacy Entities’ equity securities, or all or substantially all of the Legacy Entities’ assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance, or otherwise).

6.	VOTING. During the Standstill Period, each of the Fir Tree Funds:

a.	shall (and shall cause its Affiliates to) take such action (including, without limitation, if applicable, through the execution of one or more written consents if unitholders of the Partnership are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of unitholders of the Partnership) at each meeting of the unitholders of the Partnership (including without limitation at any adjournments or postponements thereof) as may be required so that all Subject Units Beneficially Owned, directly or indirectly, by it and/or by any of its Affiliates are voted, at the election of the Fir Tree Funds in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as recommended by the Board to the other holders of Voting Securities (including without limitation with respect to director elections); and

b.	shall (and shall cause its Affiliates to) be present, in person or by proxy, at all meetings of the unitholders of the Partnership so that all Subject Units Beneficially Owned by it or them from time to time may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 6a at such meetings (including without limitation at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such Persons of any written consent in lieu of a meeting of holders of Voting Securities of the Partnership.

7.	REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP. Each of the Legacy Entities represents and warrants to Fir Tree and the Fir Tree Funds as set forth on Exhibit C hereto as of the Effective Date.

8.	MISCELLANEOUS

a.	Fir Tree represents and warrants to the Legacy Entities that, as of the Effective Date, the Subject Units constitute all of the Units, Indebtedness and Voting Securities beneficially owned and for which voting power is held by Fir Tree or its Affiliates and Fir Tree and its Affiliates do not own any option, warrant, call or other right to acquire or receive any Voting Securities or Indebtedness other than the Fir Tree Funds Effective Date Interests. During the Lockup Period, Fir Tree and the Fir Tree Funds will have the sole right to vote and transfer the Subject Units, and none of such Subject Units are subject to any voting agreement, voting trust or other agreement, arrangement or restriction with respect to the voting or the transfer of such Subject Units, except as set forth in this Agreement.

b.	Except as expressly provided in this Agreement, all of the covenants, terms, provisions, conditions and agreements contained herein shall be binding upon and shall inure to the benefit of the successors and assigns of each Legacy Entity and each Fir Tree Fund. Notwithstanding anything to the contrary in this Agreement, the covenants under this Agreement applicable to the Fir Tree Funds, Fir Tree or their Affiliates shall not be binding upon any non-Affiliate transferee of the Subject Units.

c.	No Party may transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the other Parties. Notwithstanding the foregoing, each Fir Tree Fund may assign its rights and obligations under this Agreement without the prior approval of any other Party to any fund or account managed, advised or sub-advised by Fir Tree or any of its Affiliates; provided that any such assignment shall not relieve such Fir Tree Fund of any of its obligations hereunder.

d.	The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all interests of the Partnership Group or any successor or assign of any member of the Partnership Group (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for or in substitution of, such interests, and shall be appropriately adjusted for combinations, stock or other splits, recapitalizations, pro rata distributions and the like occurring after the Effective Date.

e.	Each of the Legacy Entities and the Fir Tree Funds agree to execute any and all documents, amendments, notices and certificates, and to take any such additional actions, which may be necessary or convenient to further the intent of the Parties hereunder.

f.	This Agreement may be amended or modified only by a writing signed by each of the Legacy Entities, Fir Tree and each of the Fir Tree Funds.

g.	The Parties agree that damages in the event of breach of this Agreement by a Party may be difficult, if not impossible, to ascertain, and the Parties would not have any adequate remedy at law in the event that any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. It is therefore agreed that, without the necessity of posting bond or other undertaking, each Party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. In the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity, which such Person may have.

h.	Each of the Parties covenants, agrees and acknowledges that no Person other than each Fir Tree Fund (and such Fir Tree Fund’s transferees or assignees who are Affiliates of the Fir Tree Funds) and the Legacy Entities shall have any obligation hereunder and no liability for money damages under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the Fir Tree Funds, its Affiliates or the Legacy Entities or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the foregoing (other than such transferees or assignees), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability for damages whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the Fir Tree Funds or the Legacy Entities or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the foregoing (other than such transferees or assignees), as such, for any obligations of any of the Fir Tree Funds or the Legacy Entities under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation. Notwithstanding anything to the contrary herein, this Section 8h shall in no way limit any equitable remedies, specific performance, or injunctions that any member of the Partnership Group or its Affiliates may seek or have against such Persons for their actions that cause a Fir Tree Fund to violate this Agreement.

i.	The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

j.	Unless otherwise specified, all references to days or months shall be deemed to refer to a section or subsection of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The Parties have participated jointly in the negotiation and drafting of this Agreement, accordingly, the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

k.	The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

l.	Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.

m.	THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY DISPUTE OF CLAIMS ARISING IN CONNECTION THEREWITH SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. With respect to all matters relating to this Agreement, each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York State or, if that court does not have subject matter jurisdiction, in any State court located in the City and County of New York; (ii) agrees that such Party shall bring any and all claims concerning this Agreement and/or the transactions contemplated hereunder (whether based on contract, tort or otherwise) solely in such courts and that such claims shall be heard and determined exclusively in such courts, (iii) waives, to the fullest extent such Party may effectively do so, the defense of an inconvenient forum, (iv) agrees that a final judgment of such courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and (v) consents to the service of any process, summons, notice or document in any such suit, action or proceeding by registered mail addressed to the addresses specified in Section 8o below. Nothing herein will affect the right of any Party to serve legal process in any other manner permitted by law or affect such Party’s right to bring any suit, action or proceeding against the other Party or such other Party’s property in the courts of other jurisdictions. EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS FEE LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

n.	This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or in electronic (e.g., “pdf” or “tif”) format shall be as effective as delivery of a manually signed counterpart of this Agreement.

o.	Any notice, request, claim, demand or other communication under this Agreement shall be in writing and shall be delivered by hand, by e-mail or by overnight courier service to the address for each Party listed below, and shall be deemed to have been given when receipt is acknowledged for personal delivery or e-mail or one day after deposit with overnight courier service, addressed as follows:

if to the Partnership to:

Legacy Reserves LP

303 W. Wall Street, Suite 1800

Midland, Texas 79701

Attention: Bert Ferrara

Email: bferrara@legacylp.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Matthew R. Pacey, P.C.

Michael P. Fisherman

Email: matt.pacey@kirkland.com

michael.fisherman@kirkland.com

if to the Fir Tree Funds to:

c/o Fir Tree, Inc.

55 West 46th Street, 29th Floor

New York, NY 10036

Attention: Brian A. Meyer, General Counsel

Email: bmeyer@firtree.com

with a copy to (which shall not constitute notice):

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser, Esq.

Email: ssiesser@lowenstein.com

p.	No partnership, joint venture or joint undertaking is intended to be, or is, formed between the Parties or any of them by reason of this Agreement or the transactions contemplated herein.

q.	Following the payment of the Standstill Fee, the Legacy Entities may, in their sole discretion, terminate this Agreement; provided that said termination shall not affect the liability of any Party for actions prior to such termination.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

GENERAL PARTNER:
LEGACY RESERVES GP, LLC

By: /s/ James Daniel Westcott
Name: James Daniel Westcott
Title: Executive Vice President and Chief Financial Officer

PARTNERSHIP:
LEGACY RESERVES LP

By: /s/ James Daniel Westcott
Name: James Daniel Westcott
Title: Executive Vice President and Chief Financial Officer

[ Signature Page to Standstill and Voting Agreement ]

FIR TREE:
FIR TREE CAPITAL MANAGEMENT LP

By: /s/ Brian A. Meyer
Name: Brian A. Meyer
Title: Authorized Person

FIR TREE FUNDS:
FIR TREE VALUE MASTER FUND, L.P.

By: /s/ Brian A. Meyer
Name: Brian A. Meyer
Title: Authorized Person

FIR TREE CAPITAL OPPORTUNITY MASTER FUND, L.P.

By: /s/ Brian A. Meyer
Name: Brian A. Meyer
Title: Authorized Person

FIR TREE CAPITAL OPPORTUNITY MASTER FUND III, L.P.

By: /s/ Brian A. Meyer
Name: Brian A. Meyer
Title: Authorized Person

FT SOF IV HOLDINGS, LLC

By: /s/ Brian A. Meyer
Name: Brian A. Meyer
Title: Authorized Person

[ Signature Page to Standstill and Voting Agreement ]

FT SOF V HOLDINGS, LLC

By: /s/ Brian A. Meyer
Name: Brian A. Meyer
Title: Authorized Person

FT SOF VII HOLDINGS, LLC

By: /s/ Brian A. Meyer
Name: Brian A. Meyer
Title: Authorized Person

FIR TREE E&P HOLDINGS XI, LLC

By: /s/ Brian A. Meyer
Name: Brian A. Meyer
Title: Authorized Person

[ Signature Page to Standstill and Voting Agreement ]